SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 13


74U.  1 Number of shares outstanding (000's omitted)
        Class A                                            5,959
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                            1,859
        Class C                                            1,846
        Class R                                              453
        Institutional Class                                    4

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $11.03
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $10.93
        Class C                                           $10.92
        Class R                                           $10.98
        Institutional Class                               $11.06